AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series of the Trust; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Effective July 28, 2020, Exhibit 1 is hereby superseded and replaced with Exhibit 1 attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik
Name: Christopher E. Kashmerick	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 10/5/2020	Date: 10/7/2020

Exhibit 1 to the Trust for Advised Portfolios Custody Agreement
Name of Series
FRC Founders Index Fund

Custody Services Fee Schedule at July 28th 2020

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
_ basis point on the first $_
_basis point on the next $_
_basis point on the balance
Minimum annual fee per fund – $_
Plus portfolio transaction fees

Portfolio Transaction Fees
▪$ _    – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪    $ _    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪    $_    – Option/SWAPS/future contract written, exercised or expired
▪    $_    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪    $_    – Physical security transaction
▪    $_    – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪    Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪    $_ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪    Class Action Services – $_ filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $_.
▪    No charge for the initial conversion free receipt.
▪    Overdrafts – charged to the account at prime interest rate plus _% unless a line of credit is in place.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit 1

First Republic Investment Management, Inc.

By: /s/ Christopher J. Wolfe
Name: Christopher J. Wolfe
Title: Chief Investment Officer	Date: 9/28/2020

Exhibit 1 (continued) to the Trust for Advised Portfolios Custody Agreement
Third-Party Agent Domestic Securities Lending Support*+
▪    $_ implementation fee per Trust per Third-Party Agent Lender
▪    Annual Base Fee $_ per Trust per Third-Party Agent Lender
▪    Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
▪    $_- transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

Exhibit 1 (continued) to the Trust for Advised Portfolios Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Malaysia	All	____	$____
Australia	All	____	$____	Mali	All	____	$____
Austria	All	____	$____	Malta	All	____	$____
Bahrain	All	____	$____	Mauritius	All	____	$____
Bangladesh	All	____	$____	Mexico	All	____	$____
Belgium	All	____	$____	Morocco	All	____	$____
Benin	All	____	$____	Namibia	All	____	$____
Bermuda	All	____	$____	Netherlands	All	____	$____
Botswana	All	____	$____	New Zealand	All	____	$____
Brazil	All	____	$____	Niger	All	____	$____
Bulgaria	All	____	$____	Nigeria	All	____	$____
Burkina Faso	All	____	$____	Norway	All	____	$____
Canada	All	____	$____	Oman	All	____	$____
Cayman Islands*	All	____	$____	Pakistan	All	____	$____
Channel Islands*	All	____	$____	Peru	All	____	$____
Chile	All	____	$____	Philippines	All	____	$____
China	All	____	$____	Poland	All	____	$____
Columbia	All	____	$____	Portugal	All	____	$____
Costa Rica	All	____	$____	Qatar	All	____	$____
Croatia	All	____	$____	Romania	All	____	$____
Cyprus	All	____	$____	Russia	Equities	____	$____
Czech Republic	All	____	$____	Senegal	All	____	$____
Denmark	All	____	$____	Singapore	All	____	$____
Ecuador	All	____	$____	Slovak Republic	All	____	$____
Egypt	All	____	$____	Slovenia	All	____	$____
Estonia	All	____	$____	South Africa	All	____	$____
Euromarkets**	All	____	$____	South Korea	All	____	$____
Finland	All	____	$____	Spain	All	____	$____
France	All	____	$____	Sri Lanka	All	____	$____
Germany	All	____	$____	Swaziland	All	____	$____
Ghana	All	____	$____	Sweden	All	____	$____
Greece	All	____	$____	Switzerland	All	____	$____
Guinea Bissau	All	____	$____	Taiwan	All	____	$____
Hong Kong	All	____	$____	Thailand	All	____	$____
Hungary	All	____	$____	Togo	All	____	$____
Iceland	All	____	$____	Tunisia	All	____	$____
India	All	____	$____	Turkey	All	____	$____
Indonesia	All	____	$____	UAE	All	____	$____
Ireland	All	____	$____	United Kingdom	All	____	$____
Israel	All	____	$____	Ukraine	All	____	$____
Italy	All	____	$____	Uruguay	All	____	$____
Ivory Coast	All	____	$____	Venezuela	All	____	$____
Japan	All	____	$____	Vietnam	All	____	$____
Jordan	All	____	$____	Zambia	All	____	$____
Kazakhstan	All	____	$____	Zimbabwe	All	____	$____
Kenya	All	____	$____
Kuwait	All	____	$____
Latvia	Equities	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
Luxembourg	All	____	$____
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
▪    1– 25 foreign securities – $_; 26 – 50 foreign securities – $_; Over 50 foreign securities – $_
▪    Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪    For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
▪    Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪    A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪    SWIFT reporting and message fees.